SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 31, 2006

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Termination of Co-Promotion Agreement

Effective August 31, 2006, Oscient Pharmaceuticals Corporation (“Oscient”) and Auxilium Pharmaceuticals, Inc. (“Auxilium”) have terminated that certain Co-Promotion Agreement between the parties dated as of April 11, 2005 (the “Agreement”). With the conclusion of this co-promotion partnership for TESTIM® 1% testosterone gel, Oscient and Auxilium have agreed to share profits from primary care sales, as provided for under the Co-Promotion Agreement, through August 31, 2006. Oscient will also receive a $1.8 million payment from Auxilium as additional compensation for commercialization efforts by Oscient’s sales force to date. Pursuant to the terms of the Agreement, each party released the other from all claims other than those arising under the termination agreement.

Consulting Agreement

On August 31, 2006, Oscient extended the term of the consulting arrangement between Oscient and Gary Patou, M.D., a member of Oscient’s board of directors and Oscient’s former Chief Medical Officer, to provide for Dr. Patou’s continued services to Oscient, including his expanded services related to the upcoming Advisory Committee meeting convened by the FDA in connection with Oscient’s sNDA filling for the ABS indication . In connection therewith, Oscient amended that certain letter agreement by and between Oscient and Dr. Patou dated January 11, 2004, as amended, to increase Dr. Patou’s hourly rate for such services by 29% and to increase his maximum daily compensation.

Dr. Patou joined Oscient through the merger with GeneSoft Pharmaceuticals in 2004. As President of Genesoft, Dr. Patou was instrumental in applying for and obtaining FDA approval of Oscient’s lead product, FACTIVE tablets. Prior to joining Genesoft, Dr. Patou worked at SmithKline Beecham Pharmaceuticals, now a unit of GlaxoSmithKline, as a Senior Vice President & Director, Project and Portfolio Management, managing all of the company’s pharmaceutical development projects, including FACTIVE. Dr. Patou served as the Chief Medical Officer of the Company until he resigned in 2005 and has served as a member of the Board of Directors since March 2005.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 1.01 of this current report on Form 8-K regarding the termination of the Co-Promotion Agreement between Oscient and Auxilium dated as of April 11, 2005 is hereby incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On September 5, 2006, Oscient issued a press release announcing the termination of the Co-Promotion Agreement between Oscient and Auxilium as described above in Item 1.01. The full text of Oscient’s press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on September 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe Maitre
Name:	Philippe Maitre
Title:	Senior Vice President and Chief Financial Officer

Date: September 5, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Oscient Pharmaceuticals Corporation on September 5, 2006.